Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 ( File No. 333-148030, File No. 333-148029 and File No. 333-135417) and S-8 (File No. 333-135416, File No. 333-129748, File No. 333-100628, File No. 333-84485, and File No. 333-72967) of Affiliated Managers Group, Inc. (the “Company”) of our report dated March 30, 2009 relating to the financial statements of ValueAct Holdings, L.P. and Subsidiaries, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2009